Exhibit 10.5

CORSAIR MEMORY, INC.

NON-QUALIFIED STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Option No.

This Stock Option Agreement (the “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Corsair Memory, Inc., a California corporation (the “Company”), and the grantee identified below (the “Grantee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s Non-Qualified Stock Option Plan (the “Plan”) and in the Glossary attached hereto.

Grantee:

Social Security Number:

Date of Grant:

Number of Option Shares:

Fully Vested Option Shares:

Non-Vested Option Shares:

Exercise Price per Share: $

Expiration Date: Ten (10) years following the Date of Grant

Vesting Period: three (3) years

1	GRANT OF OPTION

The Company hereby grants to the Grantee, and the Grantee hereby accepts, an option (the “Option”) to purchase the number of Shares of the Company’s Stock set forth above as Number of Option Shares at the Exercise Price Per Share specified above (the “Exercise Price”), during the term ending at midnight (prevailing local time at the Company’s principal offices) on the Expiration Date specified above (the “Expiration Date”), subject to and upon the terms and conditions of this Agreement and the Plan. This Option is a non-qualified stock option and is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.

2	EXERCISE PERIOD

This Option is exercisable immediately for any Fully Vested Option Shares. Subject to the provisions for termination and acceleration herein, with respect to Non-Vested Option

Shares, this Option shall vest and [Insert No. of             ] Shares of the Non-Vested Option Shares shall become exercisable in installments on each monthly anniversary date following the Date of Grant so that on [three (3) year anniversary date] all Non-Vested Option Shares shall have become fully vested. Upon such vesting, this Option may be exercised as to all vested Option Shares for which it had not previously been exercised, until and including the Expiration Date of this Option, whereupon the Option shall expire and may thereafter no longer be exercised.

3	RESTRICTIONS ON EXERCISE

The following additional provisions shall apply to the exercise of this Option:

3.1    Termination of Employment for any Reason Except Death, Disability or Cause. If the Grantee’s employment by the Company or any of its Subsidiaries is terminated for any reason other than death, Disability, or Cause, this Option, to the extent that it is exercisable on the date of such termination of employment (the “Termination Date”), may be exercised by Grantee no more than thirty (30) days after such Termination Date, but in any event no later than the Expiration Date. In all other respects, this Option shall terminate upon such termination of employment.

3.2    Termination Because of Death or Disability. If Grantee’s employment by the Company or any of its Subsidiaries is terminated because of death or Disability of Grantee (or if Grantee shall die within three (3) months following termination of employment other than for Cause), this Option, to the extent that it is exercisable on the Termination Date, may be exercised by Grantee (or Grantee’s legal representative) no more than six (6) months after such Termination Date, but in any event no later than the Expiration Date.

3.3    Termination for Cause. If Grantee’s employment by the Company or any of its Subsidiaries is terminated for Cause, then this Option will expire on Grantee’s Termination Date, or at such later time and on such conditions as are determined by the Board.

3.4    Continuity of Employment. This Option shall not be exercisable by the Grantee in any part unless at all times beginning with the Date of Grant and ending no more than thirty (30) days prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) been in the continuous employ of the Company or a Parent or Subsidiary thereof, except that such period of thirty (30) days shall be six (6) months following any termination of the Grantee’s employment by reason of Grantee’s death or Disability, as above provided.

4	NON-TRANSFERABLE

The Grantee may not transfer this Option except by will or the laws of descent and distribution and may be exercised during the Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s incapacity, by the Grantee’s guardian or legal representative. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise.

5	ADJUSTMENTS AND CORPORATE REORGANIZATIONS

The number of Option Shares and the Exercise Price shall be subject to adjustment as provided in, and subject to, the provisions of Section 6 of the Company’s Stock Option Plan under which this Option is granted. No fractional share of Stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company’s Board, whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

6	CHANGES IN CONTROL

If a Change in Control shall occur while the Grantee is an employee of the Company or any of its Subsidiaries, the Company’s Board may, but shall not be required to, accelerate the vesting of the Options granted herein in order to permit Grantee to exercise the portions of this Option which would not yet be exercisable on the date of such Change of Control. Grantee acknowledges that the Company has not made any representation or promise, express, implied, oral or written, that any such acceleration shall be permitted.

7	EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK

7.1    To exercise this Option, Grantee (or in the case of exercise after Grantee’s death or incapacity, Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Grantee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties, and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

7.2    This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash or by check.

8	ALTERNATIVE PAYMENT WITH STOCK

Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the Shares then subject to this Option, if shares of that class are then Publicly Traded, such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if

8.1    the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or

8.2    the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. For credit toward the purchase price, shares so surrendered shall be valued at their Fair Market Value as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the person then entitled to exercise this Option may, in lieu of using previously outstanding shares therefore, use some of the shares as to which this Option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificates but shall include a statement directing the Company to withhold so many of the shares that would otherwise have been delivered upon that exercise of this Option as equals the number of shares that would have been transferred to the Company if the purchase price had been paid with previously issued stock.

9	RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY

No person shall be entitled to the privileges of stock ownership in respect of any Shares issuable upon exercise of this Option, unless and until such Shares have been issued to such person as fully paid Shares.

10	REQUIREMENTS OF LAW AND OF STOCK EXCHANGES

By accepting this Option, the Grantee represents and agrees for Grantee and Grantee’s transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to Shares purchased upon any exercise of this Option,

10.1    any and all Shares so purchased shall be acquired for Grantee’ personal account and not with a view to or for sale in connection with any distribution, and

10.2    each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Shares are being so acquired in good faith for such person’s personal account and not with view to or for sale in connection with any distribution.

No certificate or certificates for Shares of stock purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange or other securities market on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

11	RESTRICTED STOCK PROVISIONS

Shares issued on exercise of this Option shall upon issuance be subject to the following restrictions (and, as used herein, “restricted stock” means Shares issued on exercise of this Option which are still subject to the restrictions imposed under this paragraph that have not yet expired or terminated):

11.1    Such Shares of restricted stock may not be sold or otherwise transferred or hypothecated;

11.2    If the employment of the Grantee with the Company or a Subsidiary of the Company is terminated for any reason other than death, normal or early retirement in accordance with Grantee’s employer’s established retirement policies and practices, or Disability, the Company (or any Subsidiary designated by it) shall have the option for ninety (90) days after such termination of employment (or in the case of restricted stock issued upon exercise of this Option after the date of termination, to the extent permitted herein, for ninety (90) days after the date of exercise) to purchase for cash all or any part of Grantee’s restricted stock at the Fair Market Value of the restricted stock on the date of such termination of employment. The restrictions imposed under this paragraph shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate on the earliest to occur of the following:

(i)     The date on which shares of the same class of stock as such restricted stock first become Publicly Traded.

(ii)    The tenth (10th) anniversary of the Date of Grant.

Any certificates evidencing Shares of restricted stock may contain such legends as the Company may deem necessary or advisable to reflect and give effect to the restrictions imposed thereon hereunder.

11.3    In addition to the foregoing, upon exercise of all or any portion of this Option, and as a condition to the issuance of the Shares, the Grantee shall also become a party to, and be bound by, the Amended Shareholders’ Agreement dated effective December 15, 1998 by and among the Company and each of the Company’s shareholders (the “Shareholders’ Agreement”). The Shareholders’ Agreement includes restrictions on transfer of Shares, optional buy-out rights in the event of death of a Shareholder, and a right of first refusal to purchase Shares in the event of a proposed voluntary transfer of Shares permitted under the Shareholders’ Agreement. Reference is made to the complete Shareholders’ Agreement for the terms and conditions applicable to the foregoing restrictions, a copy of which is available for inspection by the Grantee during business hours at the Company’s principal office.

12	STOCK OPTION PLAN

This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company’s Stock Option Plan under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without the Grantee’s consent, of this Option or any of Grantee rights hereunder. Pursuant to said Plan, the Board or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company’s principal office.

13	NOTICES

Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to Grantee at the address given beneath Grantee’s signature hereto or at such other address as Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

14	MISCELLANEOUS

14.1    This Agreement has been executed and delivered by the Company in the State of California and shall be construed and enforced in accordance with the laws of said State.

14.2    Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company (or any Subsidiary or Parent of the Company) and the Grantee or as a contractual or other right of the Grantee to continue in the employment of the Company (or any Subsidiary or Parent of the Company) or as a limitation of the right of the Company to terminate the employment of the Grantee at any time.

14.3    The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due the Grantee the amount of any federal, state or local taxes required by law to be withheld as a result of the exercise of the Option. In lieu of such deduction, the Board may require Grantee to make a cash payment to the Company equal to the amount required to be withheld. The Company may refuse to issue any

Share certificate under the Plan until arrangements satisfactory to the Board for payment of the withholding tax obligation have been made.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

Dated: , 2001	CORSAIR MEMORY, INC.

By:
Name:
Title:

Address for Notices: 5640 Stewart Avenue Fremont, CA 94538

Dated: , 2001
[GRANTEE]

By:
Name:
Title:

Address for Notices:

GLOSSARY

The following terms shall have the meanings ascribed below:

“Cause” shall mean”:

(a)    an act by the Grantee resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or any of its affiliated corporations, or

(b)    the Grantee’s willful engagement in misconduct that results in material injury to the Company or any of its affiliated corporations, or

(c)    the Grantee’s willful and continued failure substantially to perform the Grantee’s duties to the Company or a Subsidiary after a written demand for substantial performance is delivered to the Grantee by the Company’s chief executive officer, or by the Company’s Board if the Grantee is the chief executive officer, which specifically identifies the manner in which it is believed that the Grantee has not substantially performed Grantee duties.